As filed with the Securities and Exchange Commission on November 13, 2012
Registration No. 333-184491

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware	1389	90-0794304
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

770 South Post Oak Lane, Suite 405
Houston, Texas 77056
(832) 562-3730
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants below

Kenneth I. Sill
Chief Financial Officer
U.S. Well Services, LLC
770 South Post Oak Lane, Suite 405
Houston, Texas 77056
(832) 562-3730
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
E. James Cowen
Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date hereof.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Non-accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
14.50% Senior Secured Notes due 2017	$68,414,660	100%	$68,414,660	$9,332 (2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No.1 is being filed for the purpose of refiling Exhibits 5.1 and 23.1 to the Registration Statement (Registration No. 333-184491). No other changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Part II of the Registration Statement.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.    Indemnification of Directors and Officers.
Section 9.2 of our limited liability company agreement provides that we will generally indemnify our officers and members of our Board of Managers to the fullest extent permitted by law against all losses, liabilities, expenses or similar events. Further, Section 9.2 of our limited liability company agreement provides that such persons are entitled to indemnification to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as if we were organized as a corporation under the corporate laws of the State of Delaware. Our limited liability company agreement is incorporated herein by reference. Subject to any terms, conditions or restrictions set forth in our limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. We have director and officer liability insurance policies that provide coverage of up to $10 million.
The certificate of incorporation of USW Financing Corp. limits the liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporate Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities: (a) for any breach of their duty of loyalty to such corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporate Law, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification. Further, the certificate of incorporation of USW Financing Corp. and its bylaws provide indemnification for its directors and officers to the fullest extent permitted by Delaware law. The certificate of incorporation and bylaws further permit USW Financing Corp. to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as an officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. USW Financing Corp. has director and officer liability insurance policies that provide coverage of up to $10 million. The certificate of incorporation and the bylaws of USW Financing Corp. are incorporated herein by reference.

Item 21.    Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit No.	Description
3.1@	Certificate of Formation of U.S. Well Services, LLC dated February 14, 2012.
3.2@	Certificate of Incorporation of USW Financing Corp. dated February 14, 2012.
3.3@	Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 21, 2012.
3.4@	Bylaws of USW Financing Corp. dated February 14, 2012.
4.1@	Indenture dated as of February 21, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2@	First Supplemental Indenture dated as of July 16, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3@	Registration Rights Agreement dated as of February 17, 2012 among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC.
4.4@	Escrow Agreement dated as of February 21, 2012 among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee and escrow agent.
4.5@	Amendment to Escrow Agreement dated as of July 16, 2012 among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee and escrow agent.
5.1	Opinion of Garvey Schubert Barr.
10.1*@	Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated November 1, 2011, between U.S. Well Services, Inc. and Antero Resources Appalachian Corporation.
10.2@	Rider No. 1 to Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated June 5, 2012, between U.S. Well Services, LLC and Antero Resources Appalachian Corporation.
10.3#@	Employment Agreement of Brian Stewart dated June 18, 2012.
10.4#@	Employment Agreement of Kenneth I. Sill dated September 19, 2012
10.5#@	Employment Agreement of Jeffrey McPherson dated February 21, 2012.
10.6#@	Employment Agreement of Edward S. Self III dated February 21, 2012.
10.7#@	Series D Unit Agreement of Brian Stewart dated June 18, 2012.
10.8#@	Series D Unit Agreement of Kenneth I. Sill dated September 19, 2012
10.9#@	Series D Unit Agreement of Jeffrey McPherson dated February 21, 2012.
10.10#@	Series D Unit Agreement of Edward S. Self III dated February 21, 2012.
21.1@	Subsidiaries of U.S. Well Services, LLC.
23.1	Consent of Garvey Schubert Barr (included in Exhibit 5.1).
23.2@	Consent of KPMG LLP.
24.1@	Powers of Attorney.
25.1@	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A.
99.1@	Form of Letter of Transmittal.
99.2@	Form of Notice of Guaranteed Delivery.
99.3@	Confidential Draft Submission No. 1 Submitted on August 3, 2012
99.4@	Confidential Draft Submission No. 2 Submitted on September 21, 2012
* Confidential treatment has been requested for portions of this exhibit. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
# Management contract or compensatory plan.
@ Previously filed.

Item 22.     Undertakings.
(a)Each undersigned registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request
(d)Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 13, 2012.

U.S. Well Services, LLC

By:	/s/ Kenneth I. Sill
Kenneth I. Sill
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints Brian Stewart and Kenneth I. Sill, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	*	President, Chief Executive Officer (Principal Executive Officer) and Member of the Board of Managers	November 13, 2012
Brian Stewart

By:	/s/ Kenneth I. Sill	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	November 13, 2012
Kenneth I. Sill

By:	*	Member of the Board of Managers	November 13, 2012
Cornelius Dupre

By:	*	Member of the Board of Managers	November 13, 2012
Joel Broussard

By:	*	Member of the Board of Managers	November 13, 2012
Gregg H. Falgout

By:	*	Member of the Board of Managers	November 13, 2012
Matthew Bernard

By:	*	Member of the Board of Managers	November 13, 2012
Steve Orlando

*	/s/ Kenneth I. Sill		November 13, 2012
Kenneth I. Sill
as Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the November 13, 2012.

USW Financing Corp

By:	/s/ Kenneth I. Sill
Kenneth I. Sill
Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	*	President, Chief Executive Officer (Principal Executive Officer) and Member of the Board of Directors	November 13, 2012
Brian Stewart

By:	/s/ Kenneth I. Sill	Treasurer and Secretary	November 13, 2012
Kenneth I. Sill

By:	*	Member of the Board of Directors	November 13, 2012
Cornelius Dupre

By:	*	Member of the Board of Directors	November 13, 2012
Joel Broussard

By:	*	Member of the Board of Directors	November 13, 2012
Gregg H. Falgout

By:	*	Member of the Board of Directors	November 13, 2012
Matthew Bernard

By:	*	Member of the Board of Directors	November 13, 2012
Steve Orlando

*	/s/ Kenneth I. Sill		November 13, 2012
Kenneth I. Sill
as Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
3.1@	Certificate of Formation of U.S. Well Services, LLC dated February 14, 2012.
3.2@	Certificate of Incorporation of USW Financing Corp. dated February 14, 2012.
3.3@	Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 21, 2012.
3.4@	Bylaws of USW Financing Corp. dated February 14, 2012.
4.1@	Indenture dated as of February 21, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2@	First Supplemental Indenture dated as of July 16, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3@	Registration Rights Agreement dated as of February 17, 2012 among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC.
4.4@	Escrow Agreement dated as of February 21, 2012 among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee and escrow agent.
4.5@	Amendment to Escrow Agreement dated as of July 16, 2012 among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee and escrow agent.
5.1	Opinion of Garvey Schubert Barr.
10.1*@	Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated November 1, 2011, between U.S. Well Services, Inc. and Antero Resources Appalachian Corporation.
10.2@	Rider No. 1 to Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated June 5, 2012, between U.S. Well Services, LLC and Antero Resources Appalachian Corporation.
10.3#@	Employment Agreement of Brian Stewart dated June 18, 2012.
10.4#@	Employment Agreement of Kenneth I. Sill dated September 19, 2012
10.5#@	Employment Agreement of Jeffrey McPherson dated February 21, 2012.
10.6#@	Employment Agreement of Edward S. Self III dated February 21, 2012.
10.7#@	Series D Unit Agreement of Brian Stewart dated June 18, 2012.
10.8#@	Series D Unit Agreement of Kenneth I. Sill dated September 19, 2012
10.9#@	Series D Unit Agreement of Jeffrey McPherson dated February 21, 2012.
10.10#@	Series D Unit Agreement of Edward S. Self III dated February 21, 2012.
21.1@	Subsidiaries of U.S. Well Services, LLC.
23.1	Consent of Garvey Schubert Barr (included in Exhibit 5.1).
23.2@	Consent of KPMG LLP.
24.1@	Powers of Attorney.
25.1@	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A.
99.1@	Form of Letter of Transmittal.
99.2@	Form of Notice of Guaranteed Delivery.
99.3@	Confidential Draft Submission No. 1 Submitted on August 3, 2012
99.4@	Confidential Draft Submission No. 2 Submitted on September 21, 2012
* Confidential treatment has been requested for portions of this exhibit. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
# Management contract or compensatory plan.
@ Previously filed.